UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, the Board of Directors of The Home Depot, Inc. (the “Company”) approved the promotion of Craig A. Menear, age 56, to the newly created position of President, U.S. Retail. Mr. Menear previously served as Executive Vice President – Merchandising of the Company since April 2007. From August 2003 through April 2007, he served as Senior Vice President – Merchandising. From 1997 through August 2003, Mr. Menear served in various management and vice president level positions in the Company’s Merchandising department, including Merchandising Vice President of Hardware, Merchandising Vice President of the Southwest Division, and Divisional Merchandise Manager of the Southwest Division.

In connection with his promotion, Mr. Menear’s new base salary will be $900,000, effective February 27, 2014, and his annual incentive target under the Company’s Management Incentive Plan will be 150% of base salary, payout of which will be based on achievement of pre-established performance goals set by the Leadership Development and Compensation Committee of the Company’s Board of Directors. For fiscal 2014, the amount of his annual incentive award will be determined by using his prior target percentage for the first month of the fiscal year and his new target percentage for the remainder of the fiscal year, subject in each case to performance against the pre-established performance goals.

A copy of the press release announcing Mr. Menear’s promotion is attached hereto as exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release of The Home Depot, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: February 27, 2014

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Home Depot, Inc.

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